UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2006

  OWENS MORTGAGE INVESTMENT FUND,
a California Limited Partnership

(Exact name of registrant as specified in its charter)

California	000-17248	68-0023931

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2221 Olympic Boulevard Walnut Creek, California	94595

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 935-3840

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a)	Direct Financial Obligation

On January 13, 2006, the Registrant entered into a new line of credit agreement with a bank, as a lender and as agent for other participating lender banks, pursuant to which they have agreed to provide up to $10,000,000, as revolving loans, as and when requested by the Registrant, until July 31, 2006 (unless extended), to provide interim financing for the acquisition of mortgage loans by the Registrant. This new line of credit supplements an existing $40,000,000 line of credit agreement with a group of banks, entered into as of August 31, 2001, which has been previously reported by the Registrant, most recently on its Form 10-Q for the period ended September 30, 2005, filed on November 15, 2005, and in its Post-Effective Amendment No. 5 to Form S-11, filed on April 18, 2005, both of which are incorporated herein by reference. The combined borrowings by the Registrant under the two lines of credit cannot at any time exceed $50,000,000. As of the date of this Form 8-K, the total outstanding principal amount of the loans outstanding was $29,900,000, of which $6,600,000 is under the new line of credit.

Borrowings under the two lines of credit bear interest at the bank’s prime rate, which was 7.25% as of the date of this Form 8-K. The interest rates on both lines of credit will be increased by 2% upon an event of default of the Registrant. All assets of the Registrant are pledged as security for the lines of credit pursuant to financing statements. The new line of credit expires on July 31, 2006 and the existing line of credit expires on July 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 19, 2006	OWENS MORTGAGE INVESTMENT FUND, a California Limited Partnership By: Owens Financial Group, Inc., General Partner By: /s/ Bryan H. Draper Bryan H. Draper, Chief Financial Officer